EXECUTION VERSION


                          FORM OF CONVERTIBLE DEBENTURE


NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN
EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS. ANY TRANSFEREE OF THIS DEBENTURE SHOULD CAREFULLY REVIEW THE TERMS OF THIS DEBENTURE, INCLUDING SECTIONS 3(C)(III) AND 14(A) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS DEBENTURE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(C)(III) OF THIS DEBENTURE.

                         CONVERTIBLE DEBENTURE DUE 2008

Issuance  Date:  March  22,  2006          Principal:  U.S.  $______________

     FOR VALUE RECEIVED, Powerlinx, Inc., a Nevada corporation (the "Company"), hereby promises to pay to the order of _______________ or its registered assigns ("Holder") the amount set out above as the principal (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined herein) or upon acceleration, redemption or otherwise (in each case, in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the rate of 8% per annum, if the Interest is paid in cash, or at the rate of 10% per annum, if the Interest is paid in Interest Shares, as defined below, subject to periodic adjustment pursuant to Section 2 (the "Interest Rate"), from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, whether upon an Interest Date or the Maturity Date (each, as defined herein) or upon acceleration, conversion, exchange, redemption or otherwise (in each case in accordance with the terms hereof). For avoidance of doubt, any Principal that comprises a portion of the Conversion Amount (as defined herein) pursuant to Section 3(b) in connection with any conversion of this Debenture pursuant to Section 3(a) (a "Principal Conversion Amount") shall reduce the outstanding Principal of this Debenture. This Convertible Debenture (including all Convertible Debentures issued in exchange, transfer or replacement hereof, this "Debenture") is one of an issue of Convertible Debentures issued on the Issuance Date pursuant to the Securities Purchase Agreement (as defined below) (collectively, the "Debentures" and such other Debentures, the "Other Debentures"). Certain capitalized terms used herein are defined in Section 24.

     1. PAYMENTS OF PRINCIPAL. If any Principal remains outstanding on the Maturity Date (as defined herein), then the Holder shall surrender this Debenture to the Company and the Company shall pay to the Holder in cash an


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amount  equal  to  any  outstanding  Principal,  accrued and unpaid Interest and accrued and unpaid Late Charges, if any. The "Maturity Date" shall be March 22, 2008, as extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing or any event shall have occurred and be continuing which with the passage of time and the failure to cure would result in an Event of Default and (ii) through the date that is ten (10) days after the consummation of a Change of Control (as defined in Section 5(a)) in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(a)) is delivered prior to the Maturity Date.

     2. INTEREST; INTEREST RATE. Interest on this Debenture shall commence accruing on the Issuance Date, shall continue accruing in accordance with the terms hereof so long as any Principal is outstanding and shall be computed on the basis of a 365-day year and actual days elapsed. On each of March 22, 2007, March 22, 2008 and the Maturity Date (if the Maturity Date is not March 22,
2008) (each, an "Interest Date"), all interest accrued as of such date shall be due and payable. Interest shall be payable on each Interest Date to the record holder of this Debenture on the fifth Business Day prior to the applicable Interest Date, in cash or, at the option of the Company, in shares of Common Stock ("Interest Shares") provided that the Interest which accrued during any period shall be payable in Interest Shares if, and only if, the Company delivers written notice of such election ("Interest Election Notice") to each holder of the Debentures at least ten (10) Trading Days prior to the Interest Date (each, an "Interest Election Date"). Interest to be paid on an Interest Date in Interest Shares shall be paid in a number of fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 3(a)) of Common Stock equal to the quotient of (A) the amount of Interest payable on such Interest Date and (B) the Conversion Price in effect on the applicable Interest Date. If any Interest Shares are to be paid on an Interest Date, then the Company shall (X) issue and deliver on the applicable Interest Date, to such address as specified by the Holder in writing to the Company at least two (2) Business Days prior to the applicable Interest Date, a certificate, registered in the name of the Holder or its designee, for the number of Interest Shares to which the Holder shall be entitled, or (Y) provided that the Company's transfer agent (the "Transfer Agent") is participating in, and the Company is eligible to participate in, the Depository Trust Company ("DTC") Fast Automated Securities Transfer Program and such Interest Shares do not require the placement of any legends restricting transfer of such Interest Shares, upon the request of the Holder, credit such aggregate number of Interest Shares to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. Notwithstanding the foregoing, the Company shall not be entitled to pay Interest in Interest Shares and shall be required to pay such Interest in cash on the applicable Interest Date if (w) any event constituting an Event of Default or an event that with the passage of time and assuming it were not cured would constitute an Event of Default has occurred and is continuing on the applicable Interest Election Date or the Interest Date, unless consented to in writing by the Holder, (x) on each day during the period beginning on the applicable Interest Election Date and ending on and including the applicable Interest Date, the Common Stock is not listed on the Principal Market, and delisting or suspension of the Common Stock by such market or exchange shall have been threatened either (A) in writing by such market or exchange or (B) by falling below the minimum listing maintenance requirements of such market or exchange for the Common Stock, (y) the Registration Statement (as defined in the Registration Rights Agreement) covering the Interest Shares is not effective and available for the resale of all of the Registrable Securities (as defined in the Registration Rights

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Agreement)  relating  to  this Debenture on the Interest Election Date or on the
Interest Date or (z) the Company has not obtained stockholder approval to increase the authorized number of shares of Common Stock necessary to allow the issuance of such Interest Shares prior to the Interest Election Date. Prior to the payment of Interest on an Interest Date, Interest on this Debenture shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount (as defined below) in accordance with Section 3(b)(i); provided that any such Interest included in the Conversion Amount shall be deemed to be paid in Interest Shares and, for the avoidance of doubt, the Interest Rate for purposes of calculating the number of Interest Shares payable shall be 10% per annum subject to periodic adjustment pursuant to this Section
2. From and after the occurrence of an Event of Default, the Interest Rate shall be increased to a rate equal to LIBOR plus 10% or if such a rate would be prohibited by the laws of the United States, the highest interest rate allowable under the laws of the United States. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply with respect to the days from and after the occurrence of such Event of Default through and including the date of cure of such Event of Default. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Interest Shares; provided that the Company shall not be required to pay any tax that may be payable in respect of any issuance of Interest Shares to any Person other than the Holder or with respect to any income tax due by the Holder with respect to such Interest Shares. In no event shall the Company be obligated to pay the Holder interest, charges or fees at a rate in excess of the highest rate permitted by applicable law.


     3. CONVERSION OF DEBENTURES. This Debenture shall be convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), on the terms and conditions set forth in this Section 3.

        (a) Conversion Right. At any time or times after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below) then in effect. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount; provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of Common Stock to any Person other than the Holder or with respect to any income tax due by the Holder with respect to such Common Stock issued upon conversion.

        (b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (as defined below) (the "Conversion Rate").

          (i) "Conversion Amount" means the sum of (A) the portion of the outstanding Principal to be converted, redeemed or otherwise with respect to which this determination is being made (provided that such portion of the Principal shall be equal to $1,000 or an integral multiple of $1,000 in excess thereof), (B) accrued and unpaid Interest with respect to such Principal and (C) accrued and unpaid Late Charges with respect to such Principal and Interest.

          (ii) "Conversion Price" means, subject to adjustment as provided herein, as of any Conversion Date (as defined below) or other date of determination during the period beginning on the Issuance Date and ending on and including the Maturity Date, the product of (A) 0.65 and (B) the Reference Price.

          (iii) "Reference Price" means the lowest of:

                (1) the Initial Reference Price,

                (2) the Second Reference Price, or

                (3) in the event that the Reverse Stock Split has not occurred prior to a Public Announcement by the Company, the Optional Reference Price.

          (iv) "Initial Reference Price" means the arithmetic average of the Weighted Average Price of the Common Stock on each Trading Day during the ten
(10) Trading Day period immediately prior to the date of the Securities Purchase Agreement. (v) "Second Reference Price" means:

          (1) If the Reverse Stock Split has occurred by the twentieth (20th) Business Day following the Issuance Date, an amount equal to (A) (i) the productof (X) the arithmetic average of the Weighted Average Price of the Common Stock on each Trading Day during the five (5) Trading Day period beginning on the twentieth (20th) Business Day after the Issuance Date and (Y) the average number of shares of Common Stock actually issued and outstanding during such five (5) Trading Day period, minus (ii) $1,587,500, divided by (B) the average number of shares of Common Stock actually issued and outstanding during such five (5) Trading Day period; or

          (2)  If  the  Reverse  Stock  Split  has not occurred by the twentieth
(20th) Business Day following the Issuance Date, an amount equal to (A) (i) the product of (X) the arithmetic average of the Weighted Average Price of the Common Stock on each Trading Day during the five (5) Trading Day period immediately following the completion of the Reverse Stock Split and (Y) the average number of shares of Common Stock actually issued and outstanding during such five (5) Trading Day period, minus (ii) $1,587,500, divided by (B) the average number of shares of Common Stock actually issued and outstanding during such five (5) Trading Day period.

          (vi) "Optional Reference Price" means at the option of the Holder, the election of which the Holder shall notify the Company not later than two (2) Trading Days after the date of the Public Announcement referred to in Section 3(b)(iii)(3), either:

          (1) an amount equal to (A) (i) the product of (X) Initial Reference Price and (Y) the number of shares of Common Stock actually issued and outstanding on the Issuance Date, minus (ii) $1,587,500, divided by (B) the number of shares of Common Stock actually issued and outstanding on the Issuance Date; or

          (2) following completion of the Reverse Stock Split, an amount equal to (A) (i) the product of (X) the arithmetic average of the Weighted Average Price of the Common Stock on each Trading Day during the five (5) Trading Day period immediately following the completion of the Reverse Stock Split and (Y) the average number of shares of Common Stock actually issued and outstanding during such five (5) Trading Day period, minus (ii) $1,587,500, divided by (B) the average number of shares of Common Stock actually issued and outstanding during such five (5) Trading Day period.

        (c) Mechanics of Conversion.

          (i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company, (B) if required by Section 3(c)(iii), surrender this Debenture to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Debenture in the case of its loss, theft or destruction) and (C) pay any transfer taxes or other applicable taxes or duties, if any, required in connection with the issuance of shares of Common Stock to a Person other than the Holder. On or before the first Business Day following the date of receipt by the Company of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Transfer Agent. On or before the third Business Day following the date of receipt by the Company of a Conversion Notice (the "Share Delivery Date"), the Company shall
(X) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, or (Y) provided that the Transfer Agent is participating in, and the Company is eligible to participate in, the DTC Fast Automated Securities Transfer Program and such shares of Common Stock do not require the placement of any legends restricting transfer of such shares of Common Stock, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. If this Debenture is physically surrendered for conversion pursuant to Section 3(c)(iii) and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three Business Days after receipt of this Debenture (the "Debenture Delivery Date") and at its own expense, issue and deliver to the holder a new Debenture (in accordance with Section 14(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

          (ii) Company's Failure to Timely Convert. If the Company shall fail to issue a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is seven
(7) Business Days after the Conversion Date (a "Conversion Failure"), then (A) the Company shall pay damages to the Holder for each date of such Conversion Failure in an amount equal to 20% of the product of (I) the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Debenture that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this
Section 3(c)(ii) or otherwise.

          (iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company unless (A) the full Conversion Amount represented by this Debenture is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Debenture. The Company shall maintain records showing the Principal, Interest and Late Charges converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder, so as not to require physical surrender of this Debenture upon conversion.

          (iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Debentures for the same Conversion Date and the Company can convert some, but not all, of such portions of the Debentures submitted for conversion, the Company shall convert from each holder of Debentures electing to have Debentures converted on such date a pro rata amount of such holder's portion of its Debentures submitted for conversion based on the principal amount of Debentures submitted for conversion on such date by such holder relative to the aggregate principal amount of all Debentures submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Debenture, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 19.

          (v) Holder Status. Except as specifically provided in this Debenture, the Holder shall not be entitled to any rights relating to the Common Stock issuable upon conversion of the Debentures until the Holder has converted this Debenture into Common Stock.

     4. RIGHTS UPON EVENT OF DEFAULT.

        (a) Events of Default. Each of the following events shall constitute an "Event of Default":

          (i) the failure of any Registration Statement required to be filed pursuant to the Registration Rights Agreement to be declared effective by the SEC on or prior to the date that is forty-five (45) days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or, while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Debentures for sale of all of such holder's Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive days or for more than an aggregate of thirty (30) days in any 365-day period (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

          (ii) the suspension from trading or failure of the Common Stock to be listed on the Principal Market for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period;

          (iii) the Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Business Days after the applicable Conversion Date or (B) notice, written or oral, to any holder of the Debentures, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a permitted request for conversion of any Debentures into shares of Common Stock that are tendered for conversion in accordance with the provisions of the Debentures (other than notice delivered by the Company in good faith in connection with a dispute that is being resolved in accordance with Section 19 as to the appropriate number of shares of Common Stock to be delivered upon conversion of the Debentures);

          (iv) at any time following the tenth consecutive Business Day that the Holder's Authorized Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Debenture;

          (v) the Company's failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Debenture (including, without limitation, the Company's failure to pay any redemption payments or amounts hereunder), or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure continues for a period of at least five (5) Business Days;

          (vi) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors (collectively, "Bankruptcy Law"), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a "Custodian"), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

          (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Significant Subsidiaries or (C) orders the liquidation of the Company or any of its Significant Subsidiaries;

          (viii) a final judgment or judgments for the payment of money aggregating in excess of $100,000 (the "Threshold Amount") are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty
(60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the Threshold Amount so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within sixty (60) days of the issuance of such judgment;

          (ix) the Company breaches any representation, warranty, covenant or other term or condition of this Debenture, any Other Debenture, any other
Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby and hereby to which the Holder is a party, except that in the case of a breach of a covenant contained in subsections (b) through (f) of Section 11, only if such breach continues for a period of at least ten (10) consecutive Business Days;

          (x) (A) any Debt of the Company or any Subsidiary in an aggregate principal amount exceeding the Threshold Amount (other than the Debentures) shall not be paid at its stated maturity or shall be duly declared to be or shall become due and payable prior to the stated maturity thereof, or (B) there shall occur and be continuing any event under any agreement or instrument relating to any such Debt, the effect of which is to cause such Debt to become due prior to its stated maturity, or (C) the holder or holders of such Indebtedness, or any trustee, agent or other representative on behalf of such holder or holders, shall have demanded or required, pursuant to the terms of any agreement or instrument relating to such Debt, that the Company or any Subsidiary redeem, repurchase or otherwise acquire or retire such Debt for value at any time prior to its stated maturity.

          (xi) the failure of the Company to generate Gross Profit (A) in excess of $200,000 per month on average during the period from July 1, 2006 to September 30, 2006, or (B) in excess of $155,000 per month on average during the period from April 1, 2006 to September 30, 2006;

          (xii) the failure of the Company to generate Gross Profit in excess of $300,000 per month on average during the period from October 1, 2006 to December 31, 2006;

          (xiii) the failure of the Company to have (A) two (2) new products completed and ready for market by July 31, 2006 and (B) two (2) new products in addition to those referred to in clause (A) by September 30, 2006 (for purposes of this paragraph (xiii), "completed and ready for market" means (x) complete design and specification documentation has been submitted to a specified manufacturer in a condition to allow for immediate manufacturing production or
(y) complete design and specification documentation has been submitted to a licensee of the product or technology in accordance with an executed licensing agreement in a form that will trigger the obligation of such licensee to pay licensing fees or royalties with respect to such product or technology); or

          (xiv) (A) any Event of Default (as defined in any Other Debenture) occurs with respect to any Other Debenture, or (B) any Event of Default (as defined in any Collateral Document) occurs.


        (b) Remedies. Promptly after the occurrence of an Event of Default with respect to this Debenture or any Other Debenture, the Company shall deliver written notice thereof via facsimile and overnight courier (an "Event of Default Notice") to the Holder. At any time after the earlier of the Holder's receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Debenture by delivering written notice thereof (the "Event of Default Redemption Notice") to the Company, which Event of Default Redemption Notice shall indicate the portion of this Debenture that the Holder is electing to redeem. Each portion of this Debenture subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (x) the Conversion Amount to be redeemed and (y) the Redemption Premium and (ii) the product of (A) the Conversion Rate with respect to such Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice and (B) the Closing Sale Price of the Common Stock on the date immediately preceding such Event of Default (the "Event of Default Redemption Price"). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 9. Notwithstanding the foregoing, upon the occurrence of an Event of Default with respect to this Debenture or any Other Debenture described in clauses (vi) and (vii) above, the entire indebtedness outstanding hereunder shall automatically be due immediately without notice of any kind. Additionally, upon the occurrence of an Event of Default with respect to this Debenture or any Other Debenture, Holder shall also have any other rights which Holder may have been afforded under any contract or agreement at any time and any other rights which Holder may have pursuant to applicable law, and the Collateral Agent may exercise any and all of its remedies under the Collateral Documents contemporaneously or separately from the exercise of any other remedies hereunder or under applicable law.

     5.  RIGHTS  UPON  CHANGE  OF  CONTROL.

        (a) Change of Control. Each of the following events shall constitute a "Change of Control":

          (i) the consolidation, merger or other business combination (including, without limitation, a reorganization or recapitalization) of the Company with or into another Person (other than (A) a consolidation, merger or other business combination (including, without limitation, reorganization or recapitalization) in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company);

          (ii) the sale or transfer of all or substantially all of the Company's assets; or (iii) a purchase, tender or exchange consummated pursuant to an offer made to and accepted by a sufficient number of holders of the outstanding shares of Common Stock such that after consummation of such purchase, tender or exchange, the Person or group of Persons proposing such purchase, tender or exchange beneficially own 50% or more of the outstanding Common Stock.

No later than the earlier of (A) ten (10) days prior to the consummation of a Change of Control or (B) the public announcement of a Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "Change of Control Notice").

        (b) Assumption. Prior to the consummation of any Change of Control, the Company will secure from any Person purchasing the Company's assets or Common Stock or any successor resulting from such Change of Control (in each case, an "Acquiring Entity") a written agreement (in form and substance satisfactory to the holders of Debentures representing at least a majority of the aggregate principal amount of the Debentures then outstanding) to deliver to each holder of Debentures in exchange for such Debentures, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Debentures, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Debentures held by such holder, and satisfactory to the holders of Debentures representing at least a majority of the aggregate principal amount of the Debentures then outstanding.

        (c) Holder Redemption Right. At any time during the period beginning after the Holder's receipt of a Change of Control Notice and ending on the date of the consummation of such Change of Control (or, in the event a Change of Control Notice is not delivered at least ten (10) days prior to a Change of Control, at any time on or after the date which is ten (10) days prior to a Change of Control and ending ten (10) days after the consummation of such Change of Control), the Holder may require the Company to redeem all or any portion of this Debenture by delivering written notice thereof ("Change of Control Redemption Notice") to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Debenture subject to redemption pursuant to this Section 5(c) shall be redeemed by the Company at a price equal to the greater of (i) the product of (x) the Conversion Amount being redeemed and (y) the quotient determined by dividing (A) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding consummation of such Change of Control by (B) the Conversion Price and (ii) 120% of the Conversion Amount being redeemed (the "Change of Control Redemption Price"). Redemptions required by this Section 5(c) shall be made in accordance with the provisions of Section 9 and, to the extent permitted by applicable law, shall have priority to payments by the Company or the Acquiring Entity, as applicable, to the stockholders of the Company in connection with a Change of Control. Notwithstanding anything to the contrary in this Section 5, until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(c) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to
Section 3.

     6. ADJUSTMENT OF CONVERSION PRICE.

        (a) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

        (b) Other Considerations. All calculations under this Section 6 shall be made by the Company in good faith.

     7. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Debenture, and will at all times in good faith carry out all of the provisions of this Debenture.

     8. RESERVATION OF AUTHORIZED SHARES.

        (a)Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock 130,000,000 shares of Common Stock for conversion of the Debentures. The Company covenants to amend its Articles of Incorporation within 105 days of Closing in order to authorize and reserve for issuance a number of shares of Common Stock which equals 125% of the maximum number of shares of Common Stock issuable upon conversion of the Debentures. Thereafter, the Company shall, so long as any of the Debentures are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Debentures, 125% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Debentures then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the "Required Reserve Amount"). The initial number of shares of Common Stock reserved for conversions of the Debentures and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Debentures based on the principal amount of the Debentures held by each holder on the Issuance Date or increase in the number of reserved shares, as the case may be (the "Authorized Share Allocation"). In the event that a holder shall sell or otherwise transfer any of such holder's Debentures, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Debentures shall be allocated to the remaining holders of Debentures, pro rata based on the principal amount of the Debentures then held by such holders.

        (b) Insufficient Authorized Shares. If at any time while any of the Debentures remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Debentures at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Debentures then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share
Failure, but in no event later than 105 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock.

     9. HOLDER'S REDEMPTIONS.

        (a) Mechanics. In the event that the Holder has sent a Redemption Notice to the Company pursuant to Section 4(b) or Section 5(c), the Holder shall promptly submit this Debenture to the Company in accordance with this Section 9. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five (5) Business Days after the Company's receipt of the Holder's Event of Default Redemption Notice and thereafter the Holder shall promptly deliver this Debenture to the Company. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(c), the Company shall deliver to the Holder the Change of Control Redemption Price concurrently with the consummation of such Change of Control if such Change of Control Redemption Notice is received by the Company prior to the consummation of such Change of Control. In the event of a redemption of less than all of the Conversion Amount of this Debenture, the Company shall promptly cause to be issued and delivered to the Holder a new Debenture (in accordance with Section 14(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option to, in lieu of redemption, require the Company to promptly return to the Holder all or any portion of this Debenture representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company's receipt of such notice, (w) the Redemption Notice shall be null and void with respect to such Conversion Amount, (x) the Company shall immediately return this Debenture, or issue a new Debenture (in accordance with Section 14(d)) to the Holder representing such Conversion Amount and (y) the Conversion Price of this Debenture or such new Debentures shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Redemption Notice is voided and (B) the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the Redemption Notice is delivered to the Company and ending on and including the date on which the Redemption Notice is voided. The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

        (b) Redemption by Other Holders. Upon the Company's receipt of notice from any of the holders of Other Debentures for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 5(c) (each, an "Other
Redemption Notice"), the Company shall immediately forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Debentures (including the Holder) and based on the principal amount of the Debentures submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

     10. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Debenture, except as required by law, including, but not limited to, the Nevada Revised Statutes, and as expressly provided in this Debenture.

     11. RANK; ADDITIONAL COVENANTS. So long as any indebtedness under this Debenture remains outstanding, the Company shall:

        (a) Rank. Ensure that payments of Principal and Interest and other payments due under this Debenture shall rank pari passu with all Other Debentures.

        (b) Compliance with Laws. Comply in all material respects with applicable laws, rules, regulations and orders, such compliance to include, without limitations, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property except for good faith contests for which adequate reserves are being maintained.

        (c) Information. Deliver to the Holder or cause to be delivered to the Holder, in form and detail satisfactory to the Holder, the following financial and other information:

          (i) (A) as soon as available but no later than forty-five (45) days after the end of each fiscal quarter, quarterly unaudited financial statements, certified by a responsible financial officer of the Company as being complete and correct and fairly presenting the Company's financial condition and the results of the Company's operations in all material respects, and (B) as soon as available but no later than ninety (90) days after and as of the end of each fiscal year, the Company's annual audited financial statements, accompanied by an unqualified report thereon of independent certified public accountants selected by the Company and satisfactory to Lender (all such financial statements to be delivered pursuant to this subsection (b)(i) to be prepared in accordance with GAAP);

          (ii) within two (2) Business Days of delivery to equity investors of the Company, any and all operating and financial information delivered, from time to time, to such equity investors;

          (iii) written notice of any Event of Default within two (2) Business Days after becoming aware of it which shall describe the details of the Event of Default and the action which the Company is taking or proposes to take with respect thereto;

          (iv) simultaneously with the delivery of each set of quarterly financial statements referred to in clause (i), a certificate of a responsible financial officer of the Company in form and substance satisfactory to the Holder stating whether any Event of Default exists on the date of such certificate, and if so, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (v) written notice of any of the following, promptly, and in any event within two (2) Business Days after the Company becomes aware of any of the following: (A) any proceeding being instituted or threatened by or against it or any of its Subsidiaries involving a sum in excess of the Threshold Amount in the aggregate for all proceedings, (B) any order, judgment or decree being entered against the Company or any of its Subsidiaries or their respective properties or assets involving a sum in excess of the Threshold Amount in the aggregate for all such orders, judgments and decrees, and (C) any actual or prospective change, development or event which has had or could reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement); and

          (vi) such other statements, lists of property and accounts, budgets, forecasts, projections, reports, or other information as the Holder may from time to time reasonably request.

        (d) Existence. Maintain and preserve the Company's and each of its Subsidiaries' legal existence, rights to transact business, and all other rights, franchises and privileges necessary or desirable in the normal course of its business, except for the merger or dissolution of any shell or dormant Subsidiary, and, without limiting the generality of the foregoing, do and cause to be done all things necessary to apply for, preserve, maintain and keep in full force and effect all of its and its Subsidiaries' registrations of trademarks, service marks and other marks, trade names and other trade rights, patents, copyrights and other intellectual property in accordance with prudent business practices.

        (e) Maintenance of Properties. Maintain and preserve the Company's and each of its Subsidiaries' property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, consistent with relevant industry standards, and make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

        (f) Insurance. Carry and maintain, and cause each of its Subsidiaries to carry and maintain, in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where the Company or any of its Subsidiaries operates.

        (g) Debt. Not to (i) have or permit any of its Subsidiaries to have outstanding or incur any Debt, other than Permitted Debt; (ii) prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Debt (other than amounts due or permitted to be prepaid hereunder); or (iii) amend, modify or otherwise change the terms of any Debt (other than the loans hereunder) so as to accelerate the scheduled repayment thereof.

        (h) Liens. Not to create, assume, or allow any Lien on property the Company or any of its Subsidiaries now or later owns, except for Permitted Liens (as defined in the Security Agreement); and not to enter into or cause, suffer or permit to exist any agreement with any Person (other than pursuant to or in connection with the Debentures) which prohibits or limits the ability of the Company or any Subsidiary to create, incur, assume or suffer to exist any lien or encumbrance upon any of its property, assets or revenues, whether now owned or hereafter acquired, except under equipment lease financing facilities (if permitted hereunder) with respect to the equipment financed thereby.

        (i) Dividends. Not to declare or pay any dividends or make any distribution on any of its capital stock, and not to purchase, redeem or otherwise acquire for value any of its capital stock, or create any sinking fund in relation thereto, except dividends payable in its capital stock and except the Company may repurchase stock owned by employees, directors and consultants of the Company under the terms of any employment, consulting or other stock restriction agreements at such time as any such employee, director or consultant dies or terminates his or her affiliation with the Company, provided that no Event of Default exists either immediately prior to or after giving effect to such repurchase, and provided further that the total amount paid in connection therewith by the Company does not exceed $25,000 in any year.

        (j) Loans to Other Persons. Not to make or permit any Subsidiary to make any loans or other extensions of credit to, or guaranty the obligations of, any Person (except extensions of credit to trade debtors in the ordinary course of business).

        (k) Use of Proceeds. Use the proceeds of the Debentures only for working capital and general business purposes. Without limiting the generality of the foregoing, no portion of the proceeds from the Debentures shall be used to make any distributions or payments to any holder of equity or debt securities issued by the Company.

        (l) Additional Negative Covenants. Not to (or permit any Subsidiary to):

          (i) engage in any business activities substantially different from its present business;

          (ii) liquidate or dissolve the Company or any Subsidiary (except any dormant or shell Subsidiary);


          (iii) enter into any consolidation, merger, or other combination, or become a partner in a partnership, a member of a joint venture, or a member of a limited liability company (other than joint ventures or strategic partnerships which do not involve the transfer of funds or other assets to such joint venture or strategic partnership, except for the non-exclusive licensing of intellectual property);

          (iv) sell, assign, lease, transfer or otherwise dispose of any part of its business or assets except in the ordinary course of its business;

          (v) enter into any sale and leaseback agreement covering any of its fixed assets;


          (vi) acquire or commit or agree to acquire all or any stock, securities or assets of any other Person other than inventory and equipment acquired in the ordinary course of business;

          (vii) directly or indirectly make or hold any investment in any Person (whether in cash, securities or other property of any kind), other than investments by the Company in any of its wholly owned Subsidiaries, and short term, investment grade money market instruments, in accordance with the Company's usual and customary treasury management policies;


          (viii) change its fiscal year or make or permit any change in accounting policies or reporting practices, except as required by GAAP; or

          (ix) directly or indirectly enter into any transaction with any affiliate which is on terms less favorable to the Company than would be obtained in an arm's length transaction with a non-affiliated Person; provided that any such transaction shall not be a breach of this subsection (k) if approved by a disinterested majority of the Company's Board of Directors.

     12. VOTE TO ISSUE, OR CHANGE THE TERMS OF, DEBENTURES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of Debentures representing not less than two-thirds of the aggregate principal amount of the then outstanding Debentures, shall be required for any change or amendment to this Debenture or the Other Debentures; provided that the Holder of this Debenture may waive any term or provision of this Debenture without such vote or written consent.

     13. TRANSFER. This Debenture and any shares of Common Stock issued upon conversion of this Debenture may be offered, sold, assigned or transferred by the Holder without the consent of the Company.

     14. REISSUANCE OF THIS DEBENTURE.

        (a) Transfer. If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section 14(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section 14(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of
Section 3(c)(iii), following conversion or redemption of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.


        (b) Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company, which undertaking shall be reasonably satisfactory to the Company, and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section 14(d)) representing the outstanding Principal.

        (c) Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section 14(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

        (d) Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section 14(a) or Section 14(c), the Principal designated by the Holder which, when added to the principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent the proportionate amount of accrued Interest and Late Charges on the Principal and Interest of this Debenture that correspond to the Principal of the new Debentures, from the Issuance Date.

     15. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Debenture. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     16. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Debenture is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Debenture or to enforce the provisions of this Debenture or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Debenture, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

     17. CONSTRUCTION; HEADINGS. This Debenture shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Debenture are for convenience of reference and shall not form part of, or affect the interpretation of, this Debenture.

     18. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     19. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price, the Weighted Average Price, the Redemption Price or the arithmetic calculation of the Conversion Rate or the Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one Business Day of receipt of the Conversion Notice or the Redemption Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Redemption Price or the Conversion Rate, as applicable, within one Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or the Redemption Price to the Company's independent, outside accountant. The Company, at the Company's expense, shall use its reasonable best efforts to cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

     20. NOTICES; PAYMENTS.

        a) Notices. Whenever notice is required to be given under this Debenture, unless otherwise provided herein, such notice shall be given in accordance with Section 10 of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Debenture, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least ten (10) days prior to the date on which the Company closes its books or takes a record
(A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Change of Control, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

        (b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Debenture, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the purchasers of the Debentures pursuant to the Securities Purchase Agreement (the "Purchasers"), shall initially be as set forth in the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Debenture is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Interest, Principal or other amount due under the Transaction Documents (as defined in the Securities Purchase Agreement) which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of 18% per annum from the date such amount was due until the same is paid in full ("Late Charge").

     21. CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Debenture have been paid in full, this Debenture shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

     22. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Debenture and the Securities Purchase Agreement.

     23. GOVERNING LAW. This Debenture shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Debenture shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

     24. CERTAIN DEFINITIONS. For purposes of this Debenture, the following terms shall have the following meanings:

        (a) "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        (b) "Bloomberg" means Bloomberg Financial Markets.

        (c) "Board of Directors" means the board of directors of the Company or any authorized committee of the board of directors.

        (d) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

        (e) "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to
Section 19. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction that proportionately decreases or increases the Common Stock during the applicable calculation period.

        (f) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

        (g) "Debt" means any indebtedness or obligation for borrowed money, the deferred purchase price of property or leases which would be capitalized in accordance with GAAP, any reimbursement and other obligations in respect of letters of credit and surety or performance bonds, and all net obligations in respect of derivative products; and any liability as a surety, guarantor, accommodation party or otherwise for or upon the indebtedness or obligation of any other Person of the nature described above.

        (h) "GAAP" means generally accepted principles of good accounting practice in the United States, consistently applied.

        (i) "Gross Profit" means all revenues minus the cost of goods sold, as determined under GAAP.

        (j) "Issuance Date" means March 22, 2006.

        (K) "LIBOR" MEANS THE AVERAGE RATE FOR OVERNIGHT DEPOSITS IN US$ WHICH IS QUOTED ON LIBOR 01 PAGE OF REUTERS, OR, IN CASE OF THE UNAVAILABILITY OF SUCH PAGE, WHICH IS QUOTED ON THE BRITISH BANKERS ASSOCIATION LIBOR RATES TELERATE (PAGE 3750 OR OTHER APPLICABLE PAGE), IN EITHER CASE AT OR ABOUT 11:00 A.M. (LONDON, ENGLAND TIME); IF NEITHER OF SUCH QUOTES IS AVAILABLE, THEN LIBOR SHALL BE DETERMINED AS THE AVERAGE OF THE RATE AT WHICH OVERNIGHT DEPOSITS IN US$ ARE OFFERED TO PRIME BANKS IN THE LONDON INTER-BANK MARKET AT OR ABOUT 11:00 A.M. LONDON, ENGLAND TIME ON THE DATE OF SUCH DETERMINATION.

        (l) "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement in the nature of a security interest, charge or encumbrance, lien or other type of preferential arrangement (other than a financing statement filed by a lessor in respect of an operating lease not intended as security).

        (m) "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

        (n) "Permitted Debt" means any of the following: (i) Debt of the Company arising under the Debentures; (ii) Debt existing as of the date of the Securities Purchase Agreement and disclosed therein; (iii) unsecured liabilities to trade creditors (not the result of the borrowing of money) incurred in connection with the acquisition of goods, supplies, or merchandise on normal trade credit in the ordinary course of business; (iv) liabilities incurred in connection with the endorsement of negotiable instruments received in the ordinary course of business; (v) liabilities with respect to performance and surety bonds obtained in the ordinary course of business; and (vi) capital leases or other Debt in an aggregate amount not to exceed $100,000 incurred solely to acquire equipment, computers, software or implement tenant improvements which is secured in accordance with clause (iv) of the definition of "Permitted Liens" in the Security Agreement and is not in excess of the lesser of the purchase price or the fair market value of such equipment, computers, software or tenant improvements on the date of acquisition.

        (o) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

        (p) "Principal Market" means the Over-The-Counter Bulletin Board quotation service, or if the Common Stock is traded on a national securities exchange, such national securities exchange.

        (q) "Public Announcement" means any press release, filing or other public announcement which (A) discloses the transactions contemplated in the Securities Purchase Agreement, (B) discloses any of the Company's earnings, revenues, other financial information, joint ventures, agreements, settlements, status in litigation or investigations or other material developments, or (C) must be filed by the Company with the SEC.

        (r) "Redemption Notice" means either of an Event of Default Redemption Notice or Change of Control Redemption Notice.

        (s) "Redemption Price" means either of an Event of Default Redemption Price or Change of Control Redemption Price.

        (t) "Redemption Premium" means (i) in the case of the Events of Default described in Section 4(a)(i)-(v) and (x)-(xiv), 120% or (ii) in the case of the Events of Default described in Section 4(a)(vi)-(viii), 150%.

        (u) "Registration Rights Agreement" means that certain registration rights agreement between the Company and the initial holders of the Debentures relating, among other things, to the registration of the resale of the shares of Common Stock issuable upon conversion of the Debentures.

        (v) "Reverse Stock Split" means the 50-1 reverse stock split of the authorized and outstanding Common Stock to be effected by the Company.

        (w) "SEC" means the United States Securities and Exchange Commission.

        (x) "Securities Purchase Agreement" means that certain securities purchase agreement between the Company and the initial holders of the Debentures pursuant to which the Company issued the Debentures.

        (y) "Significant Subsidiary" has the meaning assigned to it under Rule 1-02(w) of Regulation S-X promulgated by the Commission.

        (z) "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York City time).

        (aa) "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its "Volume at Price" functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 19. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

     IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed as of the Issuance Date set out above.




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